SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

NARA BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NARA BANCORP, INC.

3701 Wilshire Boulevard
Suite 220
Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, May 13, 2004

To Our Stockholders:

      We are pleased to announce that Nara Bancorp, Inc., a Delaware corporation, will hold its annual meeting of stockholders on Thursday, May 13, 2004, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Time. At this meeting, we will ask you to vote on the following matters:

1. Election of Directors. You will have the opportunity to elect eight members of the board of directors to serve until our next annual meeting. The following eight persons are our nominees for election:

Dr. Chong Moon Lee

Dr. Thomas Chung
Benjamin B. Hong
Steve Y. Kim
Jesun Paik
Ki Suh Park
Yong H. Kim
Hyon M. Park (aka John Park)

2. Amendment of Certificate of Incorporation. You will be asked to approve an increase in the number of authorized shares of common stock from 20,000,000 to 40,000,000 shares.

3. Appointment of Auditors. You will be asked to ratify the selection of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2004.

4. Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters, too.

      Our bylaws provide for the nomination of directors in the following manner:

      “Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a) The name and address of each proposed nominee.

(b) The principal occupation of each proposed nominee.

(c) The total number of shares of capital stock of the Corporation owned by each proposed nominee.

(d) The name and address of the notifying stockholder.

(e) The number of shares of capital stock of the Corporation owned by the notifying stockholder.

      Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.”

      If you were a stockholder as of the close of business on April 5, 2004, you are entitled to vote at this meeting. We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

      Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares in person.

By Order of the Board of Directors

-s- Michel Urich

MICHEL URICH,
Secretary

Dated: April 9, 2004

i

ii

NARA BANCORP, INC.

3701 Wilshire Boulevard
Suite 220
Los Angeles, CA 90010

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on May 13, 2004

GENERAL INFORMATION

      Nara Bancorp, Inc. is a registered bank holding company, and Nara Bank, N.A. is our wholly owned subsidiary. This proxy statement contains information about our annual meeting of stockholders to be held on Wednesday, May 13, 2004 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m., Pacific Time, and at any postponements or adjournments thereof. The date of this proxy statement is April 9, 2004 and it is first being mailed to stockholders on or about the same date.

Why Did You Send Me This Proxy Statement?

      We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your votes for use at the 2004 annual meeting of stockholders.

      This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about April 9, 2004 to all stockholders entitled to vote. The record date for those entitled to vote is April 5, 2004. On that date, there were 11,583,700 shares of our common stock outstanding (after giving effect to our two-for-one stock split effected as of the close of business on March 17, 2003). The common stock is our only class of stock outstanding. We are also sending our annual report for the fiscal year ended December 31, 2003 along with this proxy statement.

What Vote Is Required for Each Proposal?

•	Election of Directors. The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

•	Amendment of Certificate of Incorporation. To be approved, the amendment to the Certificate of Incorporation must receive a “For” vote from the majority of the outstanding shares either in person or by proxy. If you do not vote, or “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•	Ratification of Auditors. Stockholder ratification of the selection of Deloitte & Touche as our independent auditors is not required. However, we are submitting the selection of Deloitte & Touche to you for ratification as a matter of good corporate practice. Ratification requires the affirmative vote of a majority of the shares present at the meeting. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Deloitte & Touche. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would best benefit our corporation and our stockholders.

How Many Votes Do I Have?

      Each share of common stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and bylaws do not provide for cumulative voting.

How Do I Vote by Proxy?

      Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote in person.

      If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of each of the eight nominees for director;

•	“FOR” the increase in the number of authorized shares of common stock to 40,000,000 shares;

•	“FOR” the appointment of Deloitte & Touche as our independent auditors; and

•	in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

      If you hold your shares of our common stock in “street name” (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth in this proxy statement, and “FOR” ratification of the appointment of Deloitte & Touche as our independent public accountants for the year ending December 31, 2004. Brokers may not use their discretionary authority to vote on the proposal to amend the Certificate of Incorporation.

Can I Change My Vote After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

•	you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with our corporate Secretary prior to the meeting, or

•	you attend the meeting and vote in person. However, your presence at the meeting will not revoke your proxy unless and until you vote in person.

      If your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring a properly executed legal proxy from your nominee so that you can vote your shares.

How Do I Vote in Person?

      If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on April 5, 2004, the record date for voting.

What Constitutes a Quorum?

      To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting.

What Are the Recommendations of the Board of Directors?

      Our current board of directors has unanimously approved the following items:

•	the election of each of the named nominees for director

•	the increase in authorized shares of common stock from 20,000,000 to 40,000,000 shares; and

•	the appointment of Deloitte & Touche as our independent auditors.

      The board of directors recommends that you vote FOR each of the eight nominees for director, FOR the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 40,000,000 shares, and FOR the ratification of Deloitte & Touche as our independent auditors for the year ending December 31, 2004.

What Are the Costs of Solicitation of Proxies?

      Nara Bancorp will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We have hired The Altman Group, Inc. to seek proxies of custodians, such as brokers who hold shares, which belong to other people. This service will cost us approximately $5,000.

Will There Be Any Other Matters Considered at the Annual Meeting?

      We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

How Do I Propose Actions for Consideration at Next Year’s Annual Meeting of Stockholders?

      You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our corporate secretary must receive the written proposal no later than January 14, 2005. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement is a reasonable time before we begin to print and mail our proxy materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Who Are the Largest Owners of Nara Bancorp’s Common Stock?

      The following table shows the beneficial ownership of our common stock as of April 5, 2004, by each person who we knew owned more than 5% of our common stock. “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of April 5, 2004. We have relied on the public filings of each of the individuals on Schedules 13D or 13G, in determining how many shares these individuals own (after giving effect to our two-for-one stock split effected as of the close of business on March 17, 2003):

			Percent of
Name and Address	Number of Shares		Common Stock

Fidelity Management Corp.	892,564		7.71%
82 Devonshire St., Boston, MA 02109
Dr. Thomas Chung,	819,182	(1)	7.07%
5525 Wilshire Blvd., Los Angeles, CA 90036

(1)	Includes 69,984 stock options vested but not exercised under the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the “1989 Plan”) as well as 20,000 stock options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) that will vest on May 28, 2004.

How Much Stock Do Nara Bancorp Directors, Nominees for Directors and Executive Officers Own?

      The following table shows the beneficial ownership of our common stock as of April 5, 2004 held by (i) our chief executive officer; (ii) executive officers during 2003; (iii) each of our directors and (iv) all directors, nominees and executive officers as a group (after giving effect to our two-for-one stock split effected as of the close of business on March 17, 2003). Our chief executive officer and our other executive officers named below are referred to in this proxy statement as the “Named Executive Officers”.

			Percent of
Name and Positions Held	Number of Shares		Common Stock

Benjamin B. Hong(1)	417,682	(2)	3.61%
President, CEO & Director of Nara Bank
and Nara Bancorp
Timothy Chang(1)	8,000	(3)	*
Senior Vice President &
Chief Financial Officer of Nara
Bank and Nara Bancorp
Min J. Kim(1)	61,984	(4)	*
Executive Vice President &
Chief Operating Officer of Nara Bank and Nara Bancorp
Bonita Lee(1)	23,328	(14)
Senior Vice President &
Chief Credit Officer of Nara Bank
Dr. Thomas Chung(1)	819,182	(5)	7.07%
Director
Dr. Chong Moon Lee	362,183		3.13%
Chairman of Board

			Percent of
Name and Positions Held	Number of Shares		Common Stock

Yong H. Kim(9)	400,078	(5)	3.45%
Director
John Park(10)	190,822	(5)	1.65%
Director
Steve Y. Kim(6)	63,532	(12)	*
Director
Ki Suh Park(7)	33,800		*
Director
Jesun Paik(8)	31,000	(13)	*
Director
All Directors, Nominees and Executive Officers as a group (11 Total)	2,401,003	(11)	20.73%

*	Indicates holdings of less than 1%.

(1)	The address for each of these individuals is c/o Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, California 90010.

(2)	Includes 20,000 stock options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan (the “2000 Plan”) that will vest on May 28, 2004.

(3)	Includes 8,000 stock options granted under the 2000 Plan that will vest on June 4, 2004.

(4)	Includes 26,656 stock options vested but not exercised under the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the “1989 Plan”) as well as 12,000 stock options granted under the 2000 Plan that will vest on May 28, 2004.

(5)	Includes 69,984 stock options vested but not exercised under the 1989 Plan as well as 20,000 stock options granted under the 2000 Plan that will vest on May 28, 2004.

(6)	Steve Y. Kim’s address is 3530 Wilshire Blvd., Suite 360, Los Angeles, California 90010.

(7)	Ki Suh Park’s address is 6330 San Vicente Blvd., Los Angeles, California 90048.

(8)	Jesun Paik’s address is 1 Milbank Ave., 3F, Greenwich, Connecticut 06830.

(9)	Yong H. Kim’s address is 1901 Snead Street, La Habra, CA 90621.

(10)	John Park’s address is 2987 S. Alameda Street, Los Angeles, CA 90058.

(11)	Includes 242,938 stock options vested but not exercised under the 1989 Plan, as well as 94,000 stock options granted under the 2000 Plan that will vest in 2004.

(12)	Includes 20,469 shares of common stock owned in the name of the Steve Kim Living Trust and 3,063 shares of common stock owned in the name of the Steve Kim TTEE Irrevocable Children’s Trust.

(13)	Includes 30,000 stock options vested but not exercised under the 2000 Plan.

(14)	Includes 6,330 stock options vested but not exercised under the 1989 Plan as well as 4,000 stock options granted under the 2000 Plan that will vest on May 28, 2004.

Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2003?

      Section 16(a) of the Securities Exchange Act of 1934, as amended (referred to as the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the Securities and Exchange Commission. Prior to the completion of our reorganization in February 2001, these reports were filed with the Office of the Comptroller of the Currency. The Exchange Act requires officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

      To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them during the 2003 fiscal year, except for Nara Bank Directors Brian Woo and Chang H. Kim, Nara Bancorp Directors John Park, Yong H. Kim, Dr. Thomas Chung and Benjamin Hong and executive officer Min Kim who, in connection with the May 28, 2003 stock option grant, filed their form 4 late. Mr. Timothy Chang filed a Form 4 late in connection with the grant on June 4, 2003 of stock options.

What Is the Background of Our Executives Who Are Not Directors?

      Min J. Kim. From 1992-1995 and prior to joining Nara Bank in 1995, Ms. Kim served as Vice President and Manager of the Western Branch of Hanmi Bank in Los Angeles. She had previously served in other positions with Hanmi Bank. Ms. Kim served Nara Bank as a Senior Vice President and Chief Credit Administrator from 1996 to 1999. She has served in her current capacities as Executive Vice President and Chief Credit Officer of Nara Bancorp since November of 2000 to March 2004, and as Executive Vice President and Chief Operating Officer since March 2004. Ms. Kim has served in the capacities of Executive Vice President and Chief Credit Officer for Nara Bank from January of 2000 to October 2003 and as Executive Vice President and Chief Operating Officer of Nara Bank since October 2003.

      Timothy Chang. From 1996-2000 and prior to joining Nara Bank in 2000, Mr. Chang worked as financial auditor for Deloitte & Touche and Ernst & Young. Mr. Chang served Nara Bank as Vice President and Treasurer from 2000 to 2003. He has served in his current capacities as Senior Vice President and Chief Financial Officer of Nara Bank and Nara Bancorp since June 2003.

      Bonita Lee. From 1989 and prior to joining Nara Bank in November 1993, Ms. Lee served in various lending positions with California Center Bank in Los Angeles. Ms. Lee served Nara Bank as a Vice President and Credit Administrator from 1993 to 2000. She has served in her capacities as Senior Vice President and Credit Administrator of Nara Bank from February 2000 to October 2003 and is serving in her capacity as Senior Vice President and Chief Credit Officer since November 2003.

What Are the Responsibilities of Our Board of Directors and Committees?

      The board of directors oversees our business and affairs. The board of directors of Nara Bancorp has a standing audit committee, compensation committee and nomination committee. Nara Bank, which is the wholly-owned subsidiary of Nara Bancorp, has a standing audit committee, personnel committee, loan committee, investment committee, compliance committee and CRA committee. The procedures for nominating directors, other than by the nomination committee or the full board of directors of Nara Bancorp itself, are set forth in the bylaws and in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

      During 2003, the board of directors of Nara Bancorp held six (6) special meetings and four (4) regular meetings, and the board of directors of Nara Bank held eleven (11) regular meetings and four (4) special meeting. Except for Director Ki Suh Park, Yong H. Kim and Dr. Chong Moon Lee, all of the directors of Nara Bancorp during 2003 attended at least 75% of the aggregate of the total number of Nara Bancorp board meetings on which they served during 2003. All of the directors of Nara Bancorp during 2003 attended at least 75% of the aggregate of the total number of meetings held by all committees of the boards of directors on which they served during 2003.

      The Audit Committee. The audit committee consists of Director Jesun Paik as Chairman, and Directors Dr. Thomas Chung, Ki Suh Park, Steve Kim and John Park, and operates under a written charter adopted by the board of directors. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the audit committee. The text of the audit committee charter is set forth in Appendix “A” to this proxy. Each of the members is “independent,” as defined by our policy and the listing standards for Nasdaq National Market. Mr. Jesun Paik is qualified as an audit committee financial expert within the meaning of the SEC regulations and the board of directors has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the Nasdaq National Market. The audit committee of Nara Bancorp met five (5) times in 2003. The audit committee of Nara Bank consists of

Dr. Thomas Chung, acting as Chairman, Brian Woo, Chang H. Kim, Yong H. Kim, John Park and Benjamin Hong. The audit committee of Nara Bank met four (4) times during 2003. Presented below is the report of Nara Bancorp’s audit committee.

     Audit Committee Report

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by Nara Bancorp under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

      The audit committee reports to the board of directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

      Pursuant to the charter, the audit committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

•	To review the general scope of the annual audit and the fees charged by the independent auditors.

      In discharging its oversight responsibility, the audit committee in 2003 and 2004 has met and held discussions with management and Deloitte & Touche LLP, the independent auditors for Nara Bancorp and its wholly-owned subsidiary, Nara Bank. Management represented to the audit committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent auditors. Nara Bancorp’s audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      The audit committee also obtained from the independent auditors a formal written statement describing all relationships between the corporation and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Nara Bancorp’s audit committee discussed with the independent auditors any relationships that may impact on Deloitte & Touche’s objectivity and independence and satisfied itself as to the auditors’ independence.

      Based on these discussions and reviews, Nara Bancorp’s audit committee recommended that the board of directors approve the inclusion of the corporation’s audited financial statements in Nara Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      Respectfully submitted by the members of the Audit Committee of the board of directors of Nara Bancorp:

April 9, 2003

JESUN PAIK, Chairman
DR. THOMAS CHUNG
KI SUH PARK
STEVE Y. KIM
JOHN PARK

      The Compensation Committee: The members of the compensation committee consist of Directors Dr. Thomas Chung, Jesun Paik, Ki Suh Park, Yong H. Kim and Steve Kim (Chairman). All the members of the compensation committee are “independent” as defined by our policy and the listing standards for Nasdaq National Market. One meeting of the compensation committee was held during 2003. The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to compensation of the Corporation’s directors and officers; and unless awarded by the full board, to make awards under the incentive-compensation plans and equity based-plans.

      The Nomination Committee: The members of the nominating committee consist of Directors Ki Suh Park (Chairman), Dr. Thomas Chung, John Park and Yong H. Kim. All the members of the nomination committee are “independent” as defined by our policy and the listing standards for Nasdaq National Market. The nomination committee did not hold a meeting in 2003. The nominating committee is appointed by the board of directors to assist the board of directors in identifying qualified individuals to become board members, consistent with criteria approved by the board of directors, to determine the composition of the board of directors and to recommend to the board of directors the director nominees for the annual meeting of shareholders. The nomination committee has a charter, a copy of which can be found on our website at www.narabank.com.

      It is the policy of the nomination committee to consider director candidates recommended by stockholders. Any such recommendation shall be made in writing and be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

(a) The name and address of each proposed nominee.

(b) The principal occupation of each proposed nominee.

(c) The total number of shares of capital stock of the Corporation owned by each proposed nominee.

(d) The name and address of the notifying stockholder.

(e) The number of shares of capital stock of the Corporation owned by the notifying stockholder.

      Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded.

      Among the qualifications the nomination committee will consider in the selection of candidates (regardless of whether such candidates are identified by the nomination committee, management or stockholders) are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with the commercial banking industry; and prominence and reputation. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the board’s attention, there is the further consideration of whether the individual has the time available to devote to the work of the board of directors and one or more of its committees. Nominees will be screened to ensure each candidate has qualifications which compliment the overall core competencies of the board of directors. A review is also to be made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on the board of directors. In making its selection, the nomination committee will bear in mind that the foremost responsibility of a director of the Corporation is to represent the interests of the stockholders as a whole. The screening process shall include a background evaluation and independence determination.

      Except for the requirement that Stockholders submit nominees in writing to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors (except if less than 21 days’ notice of the meeting is given to stockholders) the process that the nomination committee follows for identifying and evaluating nominees for director is the same whether a candidate is identified by the nomination committee, management or stockholders. In each case, the nomination committee will review each properly submitted nominee.

      Historically, the Corporation has not adopted a formal process for stockholder communications with the board of directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the board of directors has been excellent. Nevertheless, during the upcoming year the nominating committee will give full consideration to the adoption of a formal process for stockholder communications with the board of directors and, if adopted, publish it promptly and post it to the Corporation’s website.

      The Corporation has adopted the Nara Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Nara Code of Business Conduct and Ethics is available on our website at www.narabank.com. If the Corporation makes any substantive amendments to the Nara Code of Business Conduct and Ethics or grants any waiver from a material provision of the Code to any executive officer or director, the Corporation will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE AND DIRECTOR COMPENSATION

How Do We Compensate Directors?

      During the fiscal year 2003, the non-employee directors of Nara Bank, except for Chong Moon Lee, were each paid $3,000 per month for services as director. The only employee director on the board (the President) received $1,000 monthly for his service as a director in addition to his regular salary and bonuses. The Chairman of the board of directors, Dr. Thomas Chung, received an additional $400 per month for services rendered until his resignation as Chairman in September 5, 2003. Total directors’ fees paid by Nara Bank during 2003 were approximately $201,200, of which approximately $64,000 was deferred under Nara Bank’s deferred compensation plan. Director Chong Moon Lee received $1,400 for his service as a director of Nara Bank.

      During the fiscal year 2003, the non-employee directors of Nara Bancorp, except for Dr. Thomas Chung, John Park, and Yong H. Kim, were paid $3,000 per quarter plus $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone conference. Directors Dr. Thomas Chung, John Park, and Yong H. Kim were not paid director fees by Nara Bancorp. Total directors’ fees paid in 2003 by Nara Bancorp were approximately $73,000.

      During the fiscal year 2003, the following directors received payment under endorsement split-dollar policies: Thomas Chung received $1,698, Benjamin Hong received $762, Chang Hee Kim received $615, Yong H. Kim received $430, John Park received $505, and Brian Woo received $543.

How Do We Compensate Executive Officers?

      The following table sets forth certain summary information concerning compensation awarded to, earned by, or paid by Nara Bank and Nara Bancorp for services rendered in all capacities by the chief executive officer and other executive officers (referred to in this proxy statement as the “Named Executive Officers”) for each of the fiscal years ended December 31, 2003, 2002 and 2001.

Summary Compensation Table

						Long Term Compensation

						Awards		Payouts

	Annual Compensation(1)					Restricted	Number of		All
Name and Principal						Stock	Stock Options		Other
Position	Year	Salary	Bonus(4)	Other		Awards	Granted	LTIP Payouts	Compensation(9)

Benjamin Hong	2003	$129,795	$1,004,169	$9,200	(2)		60,000 options(5)		$5,192
President & Chief	2002	$184,074	$799,933	$12,000	(2)	N/A	N/A	N/A	$7,269
Executive Officer of	2001	$184,074	$1,282,148	$12,000	(2)	N/A	N/A	N/A	$6,443
Nara Bank and Nara Bancorp

Seong-Hoon Hong	2003	$78,839	$102,428	$68,744	(8)	N/A	100,000 options(7)	N/A	N/A
President & Chief	2002	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Executive Officer of	2001	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Nara Bank and
Nara Bancorp(6)

Timothy Chang	2003	$91,093	$54,167	$8,400	(3)	N/A	40,000 options(5)	N/A	$3,956
Senior Vice President &	2002	$73,500	$34,166	3,600	(3)	N/A	N/A	N/A	$3,090
Chief Financial Officer	2001	$70,000	$19,188	3,600	(3)	N/A	N/A	N/A	$736
of Nara Bank and Nara Bancorp

Min J. Kim	2003	$129,061	$118,200	$8,400	(3)	N/A	60,000 options(5)	N/A	$4,517
Executive Vice President	2002	$111,918	$141,259	$8,400	(3)	N/A	N/A	N/A	$3,917
& Chief Operating	2001	$98,735	$160,722	$8,400	(3)	N/A	N/A	N/A	$3,750
Officer of Nara Bank and Nara Bancorp

Bonita Lee	2003	$85,962	$62,842	$8,400	(3)	N/A	20,000 options(5)	N/A	$3,775
Senior Vice President &	2002	$75,744	$52,842	$8,400	(3)	N/A	N/A	N/A	$3,354
Chief Credit Officer	2001	$72,136	$58,205	$8,400	(3)	N/A	N/A	N/A	$3,210
of Nara Bank

(1)	We furnish and plan to continue to furnish to certain officers the use of company-owned automobiles, which are used primarily for business purposes. We have provided and intend to continue to provide certain officers with certain specified life and medical insurance benefits. Because portions of automobile expenses, club membership fees, insurance premiums attributable to personal use, and other perquisites did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary reported in the table per individual, such amounts have not been included in the foregoing figures.

(2)	Represents fees received for services as a director of Nara Bank.

(3)	Represents automobile allowance.

(4)	The amounts shown are for services rendered during the year indicated, but were typically paid in the subsequent year.

(5)	Stock Options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

(6)	Served as President and CEO from September to December 2003.

(7)	Stock Options granted under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan. None of the stock options vested and were all terminated.

(8)	Represents automobile allowance as well as the value of car that Mr. S.H. Hong received when he resigned.

(9)	Represents 401K matching of up to 4% of gross base salary.

Stock Options

      Nara Bancorp granted 60,000 stock options to each of the directors of Nara Bank, 40,000 stock options to the Corporation’s Chief Financial Officer, Timothy Chang, 60,000 stock options to Executive Vice President Min Kim, 20,000 stock options to Nara Bank Chief Credit Officer, Bonita Lee, and 100,000 options to the former President and CEO Seong-Hoon Hong(8). Nara Bancorp but did not grant any other stock options or stock appreciation rights to directors in 2003.

      The following table sets forth the number of shares acquired by each Named Executive Officer upon the exercise of stock options during 2003 and the number of shares covered by both exercisable and unexercisable stock options held by each Named Executive Officer at December 31, 2003. Also reported are values of “in-the-money” options, which represent the positive spread between the respective exercise prices of outstanding stock options and $27.59 per share, which was the closing market price of Nara Bancorp’s common stock on the Nasdaq National Market on December 31, 2003 (after giving effect to our two-for-one stock split effected as of the close of business on March 17, 2003):

Aggregated Option Exercises in 2003 and Values

				Number of Securities	Value of
	Shares			Underlying Option	In-the-Money Options
	Acquired on		Value	at 12/31/2003	at 12/31/2003
Name	Exercise		Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Benjamin Hong	-260,064	-	$6,751,261 (1)	None/60,000	None/$618,600	(2)
Timothy Chang	0		N/A	None/40,000	None/$403,600	(3)
Min J. Kim	0		N/A	26,656/60,000	$671,198(4)/$618,600	(5)
Bonita Lee	0		N/A	1,665/24,665	$38,795(6)/$314,972	(7)
Seong-Hoon Hong	0		N/A	None/0 (8)	None/None	(8)

(1)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $1.63 per share, these stock options had a value of $25.96 per share, times 260,064 shares.

(2)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $17.28 per share, these stock options had a value of $10.31 per share, times 60,000 shares.

(3)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $17.50 per share, these stock options had a value of $10.09 per share, times 40,000 shares.

(4)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $2.41 per share, these stock options had a value of $25.18 per share, times 26,656 shares.

(5)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $17.28 per share, these stock options had a value of $10.31 per share, times 60,000 shares.

(6)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $4.29 per share, these stock options had a value of $23.30 per share, times 1,665 shares.

(7)	Using a fair market value of $27.59 per share which was the closing price of Nara Bancorp’s common stock on December 31, 2003, and a weighted average exercise price of $14.82 per share, these stock options had a value of $12.77 per share, times 24,665 shares.

(8)	Mr. S.H. Hong was granted 100,000 stock options as part of his employment agreement. Upon his resignation on December 1, 2003, none of his stock options had vested and all 100,000 stock options were terminated.

Equity Compensation Plan Information

      The following table summarizes certain information as of December 31, 2003 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance (after giving effect to our two-for-one stock split effected as of the close of business on March 17, 2003):

	(a)	(b)	(c)

	Number of	Weighted	Number of Securities
	Securities to be	Average	Remaining Available for
	Issued upon	Exercise	Future Issuance Under
	Exercise of	Price of	Equity Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options	Options	Reflected in Column (a))

Equity compensation plans approved by security holders	1,486,562	$12.16	400,000
Equity compensation plans not approved by security holders	40,000 (1)	$8.10	0
Total

(1)	This relates to individual stock option agreements issued to two officers outside of the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

Employment Agreement with Our President and Chief Executive Officer

      Benjamin B. Hong was appointed President and Chief Executive Officer of Nara Bank pursuant to an employment agreement effective June 30, 1994. Mr. Benjamin Hong also serves as President and Chief Executive Officer of Nara Bancorp. Mr. Benjamin Hong’s employment agreement was for an initial term of five years from such date with an option to renew such agreement for an additional four years. Mr. Benjamin Hong’s initial contract expired in June of 1999, but was renewed according to its terms for the additional four-year period and expired in June of 2003. His employment agreement has not been renewed. Mr. Benjamin Hong briefly retired between September 2 and December 1, 2003, when the board of directors invited him to return as Interim President and CEO, after his successor, S.H. Hong resigned. Mr. Benjamin Hong is currently acting as Interim President and CEO, without salary, until the board of directors appoints a successor. Mr. Benjamin Hong’s employment agreement, while it was effective, provided for a base salary of $120,000 in the initial year, plus profit sharing equal to a minimum of 7% of the pre-tax income of Nara Bank, an automobile allowance, one month’s paid vacation per year and payment of monthly country club dues and business-related expenses. Pursuant to his employment agreement, Mr. Benjamin Hong was granted stock options to purchase 200,000 shares of Nara Bank’s common stock, which, pursuant to the February 2001 reorganization, were automatically converted into stock options to purchase an equal number of shares of Nara Bancorp common stock, at an exercise price of $1.29 per share (adjusted for stock split and stock dividend). The terms of these stock options are subject to the terms and conditions set forth in the 1989 Stock Option Plan, as amended and adopted by Nara Bancorp. In 1997, Mr. Benjamin Hong was granted an additional 60,000 stock options under the 1989 Stock Option Plan at an exercise price of $2.57 per share (adjusted for stock split and stock dividend). In May 2003, Mr. Benjamin Hong was granted an additional 60,000 stock options under the Nara Bancorp, Inc., 2001 Nara Bank 2000 Continuation Long Term Incentive Plan. Except for the 60,000 stock options granted in 2003, all of the options granted to Mr. Benjamin Hong have vested and were exercised by him.

      Seong-Hoon Hong (S.H. Hong) was appointed President and Chief Executive Officer of Nara Bank and Nara Bancorp pursuant to an employment agreement effective August 27, 2003. Mr. S.H. Hong’s employment agreement was for an initial term of three years from September 3, 2003. Mr. Hong’s employment agreement provided for a base salary of $200,000 in the initial year, plus profit sharing equal to 2% of Nara Bancorp’s consolidated pretax earnings in excess of 20% of the Nara Bancorp’s consolidated previous year-end’s stockholders equity excluding unrealized gain (loss), an automobile allowance, one month’s paid vacation per year and payment of business-related expenses. Pursuant to his employment agreement, Mr. S.H. Hong was granted stock options to purchase 100,000 shares of Nara Bancorp’s common stock, which were to have vested over a period of three years, starting one year after the date of the grant. The terms of these stock options were subject to the terms and conditions set forth in the Nara Bancorp, Inc., 2001 Nara Bank 2000 Continuation Long Term Incentive Plan. None of the stock options have vested, and all the unvested stock options were cancelled. On December 1, 2003, by mutual agreement, Mr. S.H. Hong resigned from his positions at Nara Bank and Nara Bancorp. As part of this agreement, Nara Bank agreed that Mr. S.H. Hong will receive (i) $300,000, (ii) $52,156 in profit sharing; (iv) the Lexus LS 430 valued at approximately $68,000; (v) $271.92 housing allowance; and (vi) health insurance for twelve months or until he secures other employment, whichever comes first. Part of the payment was made in 2003 and part will be paid in 2004.

      Neither Nara Bancorp nor Nara Bank has entered into any other written employment agreements with any of their respective executive officers except as described above.

Compensation Committee Interlocks and Insider Participation

      Nara Bancorp formed a compensation committee on July 30, 2002. To date our executive compensation arrangements are approved by the full board of directors of Nara Bank and ratified by the compensation committee of Nara Bancorp. Director Steve Kim is the Chairman of the compensation committee and the other members consist of Directors Dr. Thomas Chung, Ki Suh Park, Yong H. Kim and Jesun Paik. No person who served as a member of the compensation committee or the compensation committee during the 2003 fiscal year is, or ever has been, an officer or employee of Nara Bancorp or any of its subsidiaries. The following report is submitted by the compensation committee.

Compensation Committee Report

      The Report of the board of directors should not be deemed incorporated by reference into any filings under the Securities Exchange Act of 1934 or the Securities Act of 1933 except to the extent we specifically incorporate the information contained in this Report by reference thereto.

What Is Our Philosophy on Executive Compensation?

      We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

      Our executive compensation program is currently administered by the personnel committee of the board of directors of Nara Bank, approved by the full board of directors of Nara Bank and ratified by the compensation committee of Nara Bancorp. The role of the personnel committee of the board of directors of Nara Bank in this respect is to review and recommend the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees. The board of directors of Nara Bancorp, directly or through the compensation committee of the board of directors, also administers our stock option plans and will make grants to executive officers under the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

      We have designed our executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of our common stock. The objectives of our program are:

•	To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Nara Bancorp;

•	To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Nara Bancorp’s common stock; and

•	To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

      We also provide our executives with employee benefits, such as retirement and health benefits. The three principal components of our executive compensation program include cash compensation, bonuses and equity-based compensation.

Cash Compensation

      We review bank executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the board of Nara Bank and the compensation committee.

Bonuses

      For 2003, we approved cash bonuses for specific senior management and executive staff. The bonuses were determined based on revenue and earnings targets, along with individual performance objectives.

Equity-Based Compensation

      We use equity-based compensation, principally in the form of stock options, as a cornerstone of our executive compensation program. Equity awards typically are based on industry surveys, each officer’s individual performance and achievements, market factors and the recommendations of executive management.

Is the Compensation We Pay Our Executives Deductible?

      As part of the Omnibus Reconciliation Act of 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) limits the deduction of compensation paid to the chief executive officer and our other Named Executive Officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation was based on predetermined quantifiable performance goals or paid pursuant to a written contract that was in effect on February 17, 1993.

      We will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 2000 Long Term Incentive Plan, as adopted by Nara Bancorp, award of stock options and performance stock are designed generally to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. The 1989 Stock Option Plan was never amended to comply with the requirements of Section 162(m). Both plans permit us flexibility to reward senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan.

How Do We Compensate Our President and Chief Executive Officer?

      Mr. Benjamin B. Hong, the President and Chief Executive Officer of Nara Bancorp and Nara Bank received compensation for his services to Nara Bank during 2003 based primarily upon his rights under his employment agreement with Nara Bank, which expired in June 2003. We discuss this contract above under the heading “Employment Agreement with Our President and Chief Executive Officer.”

      Respectfully submitted by the members of the compensation committee of the board of directors:

Steve Y. Kim, Chairman
Dr. Thomas Chung
Jesun Paik
Ki Suh Park
Yong H. Kim

Performance Graph

      The following graph compares the yearly percentage change in the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the common stock of Nara Bank (which was the traded company until February 5, 2001) and Nara Bancorp with (i) the cumulative total return of the Nasdaq Market Index, and (ii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the “Pacific States,” which includes Alaska, California, Hawaii, Oregon and Washington (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance.

      The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.

COMPARE CUMULATIVE TOTAL RETURN

AMONG NARA BANCORP, INC.
NASDAQ MARKET INDEX AND
MG GROUP INDEX

      Assumes $100 invested on December 31, 1998.

Assumes dividend reinvested fiscal year ending December 31, 2003.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003

NARA	100.00	123.08	274.40	211.10	293.52	792.80
MG GROUP	100.00	101.96	117.98	133.94	129.97	196.83
NASDAQ INDEX	100.00	176.37	110.86	88.37	61.64	92.68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      There are no existing or proposed material transactions between Nara Bancorp or Nara Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

      Some of the directors and officers of Nara Bancorp and/or Nara Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, Nara Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made on substantially the same terms, including interest rate and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness and do not involve more than a normal risk of collectibility or present other unfavorable features.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF NARA BANCORP, INC.

Nominations

      Our Certificate of Incorporation and bylaws provide that the number of directors may be no less than five (5) and no more than twenty-five (25), with the exact number to be fixed by resolution of the board of directors or stockholders. The board of directors, by a resolution unanimously passed on December 1, 2003, has fixed the number at eight (8). The board of directors has unanimously nominated the eight (8) persons set forth in the following table to serve as Nara Bancorp’s directors until the next annual meeting of stockholders and until each person’s successor is elected and qualified.

      The proxy holders will vote all proxies for the election of the eight (8) nominees listed below unless authority to vote for the election of any of the directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees will have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies voted for them may be voted for a substitute nominee to be designated by the board of directors. The board of directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those names below.

      Each of the nominees listed below, except for Dr. Chong Moon Lee, is currently a director of the Corporation who was previously elected by the stockholders. Dr. Lee was appointed to the board of directors as a result of the Corporation’s acquisition of Asiana Bank. As a result of his performance since he was appointed, the nomination committee determined that Dr. Lee was an appropriate nominee for election to the Corporation’s board of directors. It is the Corporation’s policy to encourage nominees for directors to attend the Annual Meeting. All of the nominees for election as a director at the 2003 Annual Meeting of stockholders attended the 2003 Annual Meeting of Stockholders.

      The next table provides certain information as of April 5, 2003, with respect to those persons nominated by the board of directors for election as directors. Nara Bancorp knows of no arrangements, including any pledge by any person of Nara Bancorp’s securities, the operation of which may, at a subsequent date, result in a change in control of Nara Bancorp. There are no arrangements or understandings by which any of the directors or nominees for director of Nara Bancorp were selected. There is no family relationship between any of the directors, nominees or executive officers, except for two nominees for director, Messrs. Jesun Paik and Ki Suh Park, who are brothers-in-law.

		Business Experience	Year First Elected
Name	Age	During the Past Five Years	to Board

Dr. Chong Moon Lee	75	Currently Chairman of Nara Bancorp and Nara Bank. Founded Diamond Multimedia Systems in 1982; took the company public in 1995. In addition, Dr. Lee presently holds the following positions: Chairman of AmBex Venture Group and on the board of directors of Garage Technology Ventures, both venture capital companies located in Silicon Valley; Chairman of Ubitech Inc. an electronic circuit design company; member of the board of directors of Innovative Robotics Inc., a semiconductor company; member of the board of directors of AuctionNet Inc. an internet auctioning company; and member of the board of directors of Interpols Inc., an internet advertising company. Dr. Lee serves as a consulting professor of the Asia/Pacific Research Center at Stanford University. Dr. Lee is a very active philanthropist. In 1999 Dr. Lee was awarded the Order of Civil Merit from the Korean government, the highest honor conferred to a civilian.	2003
Dr. Thomas Chung	77	Currently Chairman Emeritus of the board of directors of Nara Bancorp and Nara Bank. In addition, Dr. Chung presently holds the following positions: President of His & Her Hair Goods Co., a hair products distributor; President since 1969 of Evergrowind Co., Inc., a real estate development company; Chairman of the board of directors since 1998 of Bitro Telecom Co., Inc., a telecommunications firm; and Director since 1992 of Chagel Communication, Inc., a broadcasting company.	2000
Benjamin B. Hong	71	President and Chief Executive Officer of Nara Bank from 1994 to September 2003; President and Chief Executive Officer of Nara Bancorp, Inc., from November 2000 to September 2003. Interim President and Chief Executive Officer of Nara Bank and Nara Bancorp since December 1, 2003 (1)	2000
Steve Y. Kim	54	From 1993 to 1999, Mr. Kim served as President, CEO and Chairman of Xylan Corporation, which he co-founded. Xylan Corporation manufactured and designed high-end intelligent switching systems for computer networking. Since January 2000, Mr. Kim has served as the Managing General Partner of Alcatel Ventures — an international venture capital firm, which invests primarily in the U.S., focusing on early stage technology-related companies. Mr. Kim founded Alcatel Ventures after he sold Xylan Corporation to Alcatel, France in 1999.	2001

		Business Experience	Year First Elected
Name	Age	During the Past Five Years	to Board

Ki Suh Park	72	Since 1981, Mr. Park has served as the Design and Managing Partner (CEO) of Gruen Associates, a Los Angeles-based architecture, planning, and interior design firm which was established in 1946. Mr. Park joined the firm in 1961 and has held many executive positions before becoming a Partner in 1972. His projects include Koreatown Plaza; Los Angeles Convention Center Expansion; Daehan Kyoyuk Insurance Company Headquarters Tower in Seoul, Korea; and the location and design of the I-105 (Century) Freeway. In addition, Mr. Park is the Chairman of the Korean American Museum and the former Chairman of the Korean American Coalition. He is a Fellow in the American Institute of Architects and American Institute of Certified Planners, as well as an Honorary Fellow in the Korean Institute of Architects. He is an Adjunct Professor at the School of Architecture at the University of Hawaii. He serves on the Boards of a number of non-profit organizations including the California Community Foundation, Public Policy Institute of California, Los Angeles World Affairs Council, and the Natural History Museum of Los Angeles County.	2001
Jesun Paik	67	Executive Vice President and Senior Advisor of the Americas Division of The Sakura Bank, Ltd. in New York City since 1989; and concurrently, since 1992, Vice Chairman of the Board of Manufacturer’s Bank (retired from both positions in 2001); Mr. Paik has held senior positions with numerous financial institutions over a more-than-30-year career. Since 2002, Mr. Paik served as Executive Vice President of Robb Evans & Associates, a financial consulting company.	2001
John Park	57	President and CEO of B.B. World Corporation, from 1978 to 2001. President and CEO of Showroom 3 Inc., from 1985 to 2001. Owner of Royal Accessories from 1990 to 2001. Since 2001, President of ABI USA Sales Corp, an import/export company. Since 2003, President of BB Imex Corporation. Mr. Park has served as a Director of Nara Bank since 1992.	2002
Yong H. Kim	63	President of KOAMEX Wholesale, Inc., since 1978. Mr. Kim has served as a Director of Nara Bank since 1993.	2002

(1)	Prior to joining Nara Bank in 1994, Mr. Hong served as the President and Chief Executive Officer of Hanmi Bank from 1988 to 1994.

      None of the directors, nominees for director or officers of Nara Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” ALL EIGHT NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2

AMENDMENT OF CERTIFICATE OF INCORPORATION

      The board of directors is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 20,000,000 shares to 40,000,000 shares.

      The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of Nara Bancorp, except for effects incidental to increasing the number of shares of the our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of our common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.

      Although at present the board of directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the corporation’s business through the acquisition of other businesses; issuing stock dividends to our stockholders; and other purposes.

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock, will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

PROPOSAL NO. 3

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

General

      We have appointed Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2004. The board of directors unanimously approved the appointment of Deloitte & Touche. Deloitte & Touche, who performed our audit services in 2003, has served as Nara Bank’s and later Nara Bancorp’s accountants since 1995. Deloitte & Touche performed all of its services in 2003 at customary rates and terms.

Fees

      The following table sets forth the aggregate fees that we incurred for audit and non-audit services provided by Deloitte & Touche, which acted as independent auditors for the fiscal year ending 2003 and performed audit services for us in fiscal year 2003. The table lists audit fees, financial information systems design and implementation fees, and other fees.

      Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual financial statements for fiscal year 2003.

December 31, 2003

Audit Fees (Financial)	$229,328
Audit Related Fees	$37,245
Tax Fees	$75,567
Other Fees	$0

      All Other Fees. All other fees include the aggregate fees billed for services rendered by Deloitte & Touche, other than those services covered above.

      The audit committee of the board of directors considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Deloitte & Touche.

      Representatives of Deloitte & Touche will be present at the annual meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

      If you do not ratify the selection of independent accountants, the audit committee and the board will reconsider the appointment. However, even if you ratify the selection, the board may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of Nara Bancorp, Inc. and our stockholders.

Advanced Approval Policies and Procedures

      The audit committee has adopted a policy and procedures for the approval in advance of audit and non-audit services rendered by our independent auditor, Deloitte & Touche LLP. The policy requires advanced approval of all services before the independent auditor is engaged to provide such services. The advanced approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting. A copy of the Nara Bancorp, Inc., Interim Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor is attached as Appendix B.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF PROPOSAL 3.

2003 ANNUAL REPORT TO STOCKHOLDERS

      Nara Bancorp, Inc.’s 2003 Annual Report to stockholders containing audited consolidated financial statements of Nara Bancorp is included in this mailing to stockholders.

      The consolidated balance sheet of Nara Bancorp as of December 31, 2003 and 2002 and the income statement for each of the years in the three-year period ended December 31, 2003 included in the 2003 Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included therein, and have been so included in reliance upon their authority as experts in accounting and auditing.

ANNUAL REPORT ON FORM 10-K

      Nara Bancorp will provide you, without charge, a copy of its annual report for the year ended December 31, 2003 on Form 10-K, including financial statements and schedules, as filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934. If you did not receive it, we will send it to you without charge if you send notification to our Corporate Secretary at the address below. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits themselves. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing of the exhibits will be your responsibility. Please write to: Mr. Michel Urich, Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, CA 90010. In addition, the Securities and Exchange Commission maintains a website, http://www.sec.gov, which contains information filed by us with them.

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those share/stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are Nara Bancorp, Inc., stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Nara Bancorp, Inc., Attention: Michel Urich, Corporate Secretary, 3701 Wilshire Blvd., Suite 220, Los Angeles, CA. 90010. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

      The board of directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

NARA BANCORP, INC.

/s/ Michel Urich

Michel Urich,
Secretary

Los Angeles, California

April 9, 2004

APPENDIX A

NARA BANCORP, INC.

AUDIT COMMITTEE CHARTER

Mission

      The Audit Committee is appointed by the Board of Directors of Nara Bancorp, Inc. (the “Company”) to act on behalf of the Board in fulfilling the Board’s oversight responsibility with respect to the Company’s accounting and reporting practices and the audits of the financial statements and assist in assuring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the internal and external auditors of the Company.

Membership

      The Committee shall not be less than 3 members. The members of the Audit Committee shall be appointed by the Board of the Company. The Committee may act as a joint committee with the audit committee of the Board of Directors of Nara Bank.

      The members of the Audit Committee shall each be “independent,” as such term is defined in the Sarbanes-Oxley Act of 2002 (the “Act”) and regulations promulgated thereunder and under the rules of the NASDAQ National Market. If the Committee is acting as joint committee with the audit committee of Nara Bank, the members shall also each be “independent” as determined by the Board of Nara Bank under Federal Deposit Insurance Corporation Regulation 363.5, and shall not include any large customers of Nara Bank.

      Each Committee member shall be able to read and understand financial statements. In addition, at least one member must have banking or related financial management experience and to the extent required by applicable laws, rules and regulations, at least one member of the Committee shall satisfy the applicable Nasdaq financial experience requirements as in effect from time to time.

Frequency of Meetings

      Meetings of the Committee will be held at least quarterly and such other times as shall be required by the Chairman of the Audit Committee of the Company, or by a majority of the members of the Committee. If requested by the Chairman of the Committee, the meetings shall be attended by the Chief Executive Officer, the Chief Financial Officer, the Chief Credit Officer, Director of Legal Affairs, internal auditor, the Company’s independent external auditor, and such other persons whose attendance is appropriate to the matters under consideration.

Outside Advisors

      The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee as deemed appropriate by the Committee. The Committee shall have authority to pay all fees and expenses of such outside advisors as it deems appropriate.

Key Responsibilities

      The Committee is charged by the Board with the responsibility to:

      1. Appoint, oversee and provide for the compensation of the Company’s independent external auditor, oversee the work of the independent external auditor (including resolution of any disagreements between management and the independent external auditor regarding financial reporting), evaluate the performance of the independent external auditor and, if so determined by the Committee, replace the independent external auditor; it being acknowledged that the independent external auditor is accountable to the Committee and ultimately to the Board. The independent external auditor shall report directly to the Committee.

      2. Review the independent external auditor’s report relating to reportable conditions on the internal control structure and financial reporting practices and approve in advance any non-audit service permitted by the Act that its independent external auditor renders to the Company, unless such prior approval may be waived because of permitted exceptions under the Act. This approval may be delegated to a member of the Committee, who may act on behalf of the Committee in this regard and report any such matters approved at the next Committee meeting.

      3. Receive and evaluate the written disclosures and the letter that the independent external auditor is required to deliver to the Committee regarding the independent external auditor’s independence, discuss with the independent external auditor its independence, and, if determined by the Committee as part of its evaluation of such written disclosures and letter, take appropriate action concerning independence of the independent external auditor.

      4. Review and discuss with independent external auditor the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockowners if distributed prior to the filing of Form 10-K) and review and consider with the independent external auditor the matters required to be discussed by the applicable Statement of Auditing Standards (“SAS”), including critical accounting policies and practices, alternate treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosure and the treatment preferred by the independent external auditor; and other material written communications between the independent external auditor and the management of the Company. The Committee will resolve any disagreements between management and the independent external auditor of the Company. Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).

      5. Review, prior to the filing thereof, the Company’s interim financial results to be included in the Company’s quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS. The Committee, through its Chairman or the Committee as a whole, will also review press releases submitted by management in connection with the release of quarterly, annual, or special financial statements.

      6. Prepare the Committee report required by the Regulations to be included in the Company’s annual proxy statement.

      7. Meet at least once each year in separate sessions with management, the internal auditor and the independent external auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

      8. Have such meetings with management, the independent external auditor and the internal auditor as the Committee deems appropriate to discuss the concept and design of the Company’s information and reporting systems and the steps management has taken to address significant issues concerning those matters, and to discuss significant financial risk exposures facing the Company and the steps management has taken to monitor and control such exposures.

      9. Review significant changes to the Company’s accounting principles and practices proposed by the independent external auditor, the internal auditor or management.

      10. Review the scope and results of internal audits and evaluate the performance of the internal auditor and, if so determined by the Committee, hire or terminate personnel and approve budgets, which authority it may exercise directly or indirectly by reviewing and acting upon recommendations of management.

      11. Conduct or authorize such inquiries into matters within the Committee’s scope of responsibility as the Committee deems appropriate.

      12. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters at such time as mandated by the Act.

      13. Review and approve all covered transactions pursuant to Regulation W issued by the Federal Reserve Board.

      14. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee’s work.

      15. Review and monitor, as appropriate, unless already being reviewed by the Board, any compliance programs and corrective actions regarding any deficiencies noted by auditors or examiners as well as significant findings of any examination by regulatory authorities or agencies and corrective actions regarding any deficiencies noted in regulatory examinations.

      16. At least annually, evaluate the performance of the Committee, review and reassess this Charter and, if appropriate, recommend changes to the Board.

Additional Authority

      By adopting this Charter, the Board delegates to the Committee full and exclusive authority to:

      1. Perform each of the responsibilities of the Committee described above.

      2. Appoint a chair of the Committee, unless a chair is designated by the Board.

      3. Engage outside counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

      4. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company’s independent external auditor and any legal counsel or other advisers engaged by the Committee.

      5. Obtain advice and assistance from internal legal or other advisors.

APPENDIX B

NARA BANCORP, INC.

POLICY REGARDING THE APPROVAL OF

AUDIT AND NONAUDIT SERVICES
PROVIDED BY THE INDEPENDENT AUDITOR

Purpose and Applicability

      The Audit Committee of the Board of Directors of Nara Bancorp, Inc. (the “Company”) is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor of the Company. As part of this responsibility, the Audit Committee is required to approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from the Company. The Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder contain detailed requirements specifying the types of non-audit services that an independent auditor may not provide to its audit client and the audit committee’s administration of the engagement of the independent auditor. Accordingly, the Audit Committee has adopted this “Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor” (the “Policy”).

Policy Statement

      It is the policy of the Company that all services provided by the Company’s independent auditor, both audit and nonaudit in nature, must be approved in advance by the Audit Committee. Although the Act permits de minimis exceptions and allows for the pre-approval of certain categories of audit and non-audit services, our policy is that all services provided by the independent auditor, both audit and nonaudit in nature, must be specifically approved in advance by the Audit Committee. The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent as defined under applicable NASDAQ rules, the authority to grant approval of permitted services to be provided by the independent auditor. The decision of a Designated Member to approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings. However, in no case may a Designated Member approve services related to the annual audit, which approval is reserved to the Audit Committee, and in no event may the Designated Member approve under delegated authority fees for services which total in the aggregate more than 50% of the Company’s regular fees for its annual audit.

      All fees paid to the Company’s independent auditor will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Subject to SEC rules, the annual proxy statement should include disclosure of the amount of “Audit Related Fees” and other fees required to be disclosed by the rules.

      Prohibited Services — Under no circumstances may the Company engage the independent auditors to provide the nonaudit services described below to the Company:

1. Bookkeeping or Other Services Related to the Company’s Accounting Records or Financial Statements. The Independent auditor cannot maintain or prepare the Company’s accounting records or prepare the Company’s financial statements that are either filed with the SEC or form the basis of financial statements filed with the SEC.

2. Appraisal or Valuation Services or Fairness Opinions. The Independent auditor cannot provide appraisal or valuation services when it is reasonably likely that the results of any valuation or appraisal would be material to the Company’s financial statements, or where the Independent auditor would audit the results.

3. Actuarial Services. The Independent auditor cannot provide insurance actuarial-oriented advisory services unless the Company uses its own actuaries or third party actuaries to provide management with the primary actuarial capabilities, and management accepts responsibility for actuarial methods and assumptions.

B-1

4. Management Functions or Human Resources. Partners and employees of the Independent auditor cannot act as a director, officer, or employee of the Company, or perform any decision-making, supervisory, or ongoing monitoring function for the Company. The Independent auditor cannot recruit, act as a negotiator on the Company’s behalf, deliver employee testing or evaluation programs, or recommend, or advise that the Company hire, a specific candidate for a specific job.

5. Broker-Dealer, Investment Adviser, or Investment Banking Services. The Independent auditor cannot serve as a broker-dealer, promoter or underwriter of an audit client’s securities.

6. Legal Services and Expert Services Unrelated to the Audit. The Independent auditor cannot provide any service in which the person providing the service must be admitted to practice before the courts of a U.S. jurisdiction.

7. Internal Audit Outsourcing. The Independent auditor cannot provide any internal audit services relating to accounting controls, financial systems, or financial statements.

8. Financial Information Systems Design and Implementation. The Independent auditor cannot design or implement a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements, taken as a whole.

Non-prohibited services shall be deemed permitted services and may be provided to the Company with the advance approval of a Designated Member or by the full Audit Committee, as described herein.

Audit Committee Review of Services

      At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the services, or grouping of related services, including fees, provided by the independent auditor;

•	A listing of newly approved services since its last regularly scheduled meeting; and

•	An updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent auditor.

Effective Date

      This policy shall be effective immediately upon approval by the Audit Committee.

B-2

NARA BANCORP, INC.

PROXY CARD

     Solicited on behalf of the Board of Directors of Nara Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, May 13, 2004, at 10:30 a.m. Pacific Time at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.

     The undersigned hereby appoints Annie Ahn and Susan Hong, and each of them, the proxy or proxies of the undersigned, with the full power of substitution to each, to attend the Meeting and to vote all shares of common stock of the Company held of record on April 5, 2004 by the undersigned, at the Meeting or at any adjournments thereof, on the items set forth below, and in the Proxies’ discretion, upon such other business as may properly come before the Meeting.

Please mark your vote as indicated in this example ☒

1. The election of the following persons to the board of directors, to serve until the next annual meeting:

Dr. Chong Moon Lee, Dr. Thomas Chung, Benjamin B. Hong, Steve Y. Kim, Jesun Paik, Ki Suh Park,
Hyon M. Park (aka John Park) and Yong H. Kim.

☐  FOR ALL NOMINEES          ☐  WITHHOLD FOR ALL NOMINEES

(Except as set forth below)

To withhold authority to vote for any nominee, write that person’s name in the space above.

2. The approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 20,000,000 to 40,000,000 shares.

☐  FOR          ☐  AGAINST          ☐  ABSTAIN

3. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

☐  FOR          ☐  AGAINST          ☐  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the Meeting for the purpose of soliciting additional proxies.

     This Proxy Card, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR all of the nominees identified above and FOR each of the proposals listed. If any other business is presented at the Meeting, including whether or not to adjourn the Meeting, this Proxy will be voted by the Proxy holders in accordance with their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting, Company’s Proxy Statement dated April 9, 2004, and Annual Report of Nara Bancorp is acknowledged.

     Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

Signature(s)	Dated	, 2004

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign. This proxy will be voted FOR the nominees and the above matters unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.